UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 12, 2023

Prospect Capital Corporation
(Exact name of registrant as specified in its charter)

Maryland	814-00659	43-2048643
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 42nd Floor, New York, New York 10016
(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	PSEC	NASDAQ Global Select Market
5.35% Series A Fixed Rate Cumulative Perpetual Preferred Stock, par value $0.001	PSEC PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders

Preferred Stock Dividend Reinvestment Plan

On June 12, 2023, Prospect Capital Corporation (the “Company”) notified affected preferred shareholders of amendments to the Company’s Preferred Stock Dividend Reinvestment Plan (the “Plan”), which will become effective on July 19, 2023 and apply to the dividend declared on May 9, 2023 with a record date of July 19, 2023 and a payment date of August 1, 2023 (the “July Dividend”) and all subsequent dividends and distributions. These amendments provide for additional shares of the Company’s 5.50% Series A1 Preferred Stock, 5.50% Series M1 Preferred Stock, 5.50% Series M2 Preferred Stock, 6.50% Series A3 Preferred Stock, and 6.50% Series M3 Preferred Stock, each par value $0.001 per share, and each with a liquidation preference of $25.00 per share (together, the “Preferred Stock”) pursuant to the Plan to be issued at a 5% discount from the stated value of $25.00 per share of the Preferred Stock, determined by dividing the dollar amount of the distribution by $23.75.

The foregoing summary of the Plan is qualified in its entirety by the full text of the Plan, a copy of which is attached as an exhibit hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

99.1	Amended and Restated Preferred Stock Dividend Reinvestment Plan, effective July 19, 2023

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

By:     /s/ M. Grier Eliasek
Name: M. Grier Eliasek
Title: Chief Operating Officer
Date: June 12, 2023

Index to Exhibits

Exhibit Number	Description
99.1	Amended and Restated Preferred Stock Dividend Reinvestment Plan, effective July 19, 2023

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